As filed with the Securities and Exchange Commission on October 30, 2002.

                                                      Registration No. 333-_____

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              OMEGA FINANCIAL CORP.
             (Exact name of Registrant as specified in its charter)

               Pennsylvania                                  25-1420888
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                     Identification No.)


                              OMEGA FINANCIAL CORP.
                                366 Walker Drive
                                  P.O. Box 619
                          State College, PA 16801-0619
               (Address of Principal Executive Offices; Zip Code)

                              OMEGA FINANCIAL CORP.
                1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                                  David B. Lee
                      Chairman and Chief Executive Officer
                                366 Walker Drive
                                  P.O. Box 619
                          State College, PA 16801-0619
                                 (814) 231-7680
            (Name and address of agent for service; Telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          FREDERICK D. LIPMAN, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                 (215) 569-5500

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                          Proposed        Proposed
                                                           maximum         maximum         Amount of
       Title of securities             Amount to be    offering price     aggregate      registration
         to be registered              registered(1)      per share     offering price        fee
-----------------------------------------------------------------------------------------------------
Common Stock, par value $5.00.......   25,000 shares     $34.54 (2)      $863,545 (2)       $80.00
=====================================================================================================

(1) Plus such indeterminable number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

(2) Pursuant to Rule 457(h), based upon the high and low sales prices of Omega Financial Corporation Common Stock, reported on the Nasdaq National Market on October 28, 2002.

Rule 429 Legend: The prospectus which will be used in connection with sale of the securities covered by this Registration Statement issued pursuant to the 1994 Stock Option Plan for Non-Employee Directors will also be used in connection with the sale of securities covered by Registration Statement on Form S-8 (Registration No. 333-15780) filed with the Commission on July 20, 1987 and Registration Statement on Form S-8 (Registration No. 333-82214) filed with the Commission on July 29, 1994.

      The purpose of this Registration Statement is to register an additional 25,000 shares of common stock for issuance pursuant to the Registrant's 1994 Stock Option Plan for Non-Employee Directors as a result of amendments to such Plan. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-82214, filed with the Securities and Exchange Commission ("Commission") on July 29, 1994, are incorporated herein by reference.

Item 8. Exhibits

      The following exhibits are filed as part of this Registration Statement.

   Regulation S-K
   Exhibit Number     Description
   --------------     -----------

        5.1           Opinion of Blank Rome Comisky & McCauley LLP.

        23.1 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act of 1933, as amended).

        23.2          Consent of Blank Rome Comisky & McCauley LLP (included in
                      Exhibit 5.1).

        24.1          Power of Attorney (included on the Signature Page).

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in State College, Pennsylvania on October 28, 2002.

                                   OMEGA FINANCIAL CORP.

                                   By:   /s/ David B. Lee
                                      ------------------------------------------
                                   David B. Lee, Chairman of the Board and Chief Executive Officer
                                   (Duly Authorized Officer)

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Lee and Daniel L. Warfel, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

          SIGNATURE                          CAPACITY                             DATE
---------------------------       --------------------------------------    ----------------

/s/ David B. Lee                  Chairman of the Board, Chief Executive
---------------------------       Officer, President and Director
David B. Lee                      (Principal Executive Officer)             October 28, 2002


/s/ Daniel L. Warfel              Executive Vice President and              October 28, 2002
---------------------------       Chief Financial Officer
Daniel L. Warfel                  (Principal Financial Officer)


/s/ JoAnn N. McMinn               Senior Vice President and Controller      October 28, 2002
---------------------------       (Principal Accounting Officer)
JoAnn N. McMinn

/s/ Raymond F. Agostinelli        Director                                  October 28, 2002
---------------------------
Raymond F. Agostinelli

/s/ D. Stephen Martz              Director                                  October 28, 2002
---------------------------
D. Stephen Martz

          SIGNATURE                          CAPACITY                             DATE
---------------------------       --------------------------------------    ----------------

/s/ Robert N. Oliver              Director                                  October 28, 2002
---------------------------
Robert N. Oliver

/s/ James W. Powers, Sr.          Director                                  October 28, 2002
---------------------------
James W. Powers, Sr.

/s/ Stanton R. Sheetz             Director                                  October 28, 2002
---------------------------
Stanton R. Sheetz

/s/ Robert A. Szeyller            Director                                  October 28, 2002
---------------------------
Robert A. Szeyller

/s/ Philip E. Gingerich           Director                                  October 28, 2002
---------------------------
Philip E. Gingerich


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